INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 20, 2002 on the financial statements of Five Star Products, Inc. and subsidiaries, included in the 2001 Annual Report on Form 10-K.





/s/ Richard A. Eisner & Company, LLP
New York, New York
March 29, 2002